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[UNITED DEFENSE LOGO]

                                               CONTACT:
                                               Doug Coffey, Media
                                               doug.coffey@udlp.com
                                               (703) 312-6121

                                               Jackie Kreisler, Media
                                               United States Marine Repair
                                               kreislerj@swmarine.com
                                               (619)557-4289

                                               Jayne Schmitt, Investor Relations
                                               jayne.schmitt@udlp.com
                                               (703) 312-6122


UNITED DEFENSE COMPLETES ACQUISITION OF UNITED STATES MARINE REPAIR ACCRETIVE ACQUISITION EXPANDS SERVICES FOR U.S. NAVY

ARLINGTON, VA, JULY 2, 2002 - UNITED DEFENSE INDUSTRIES (NYSE:UDI) announced today that it has completed its acquisition of United States Marine Repair, Inc. for $316 million to expand its services for the U.S. Navy. United Defense financed the acquisition by amending its existing credit facility to borrow an additional $300 million, and using cash on hand for the balance.

United States Marine Repair, based in Norfolk, Va., is the leading provider of non-nuclear ship repair, modernization, overhaul and conversion services to the U.S. Navy.

"This acquisition expands our vital mission to support the U.S. Navy with superior technology and services. It's also a strategic growth platform because Naval ship modernization is a national defense priority," said United Defense President and Chief Executive Officer Tom Rabaut. "This strengthens our company and gives us a more balanced and diversified defense portfolio."

Mr. Rabaut reiterated that he expects the acquisition to be accretive to earnings in the second half of 2002 in the range of approximately 5 to 10 percent annually.


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United Defense expects the acquisition to add approximately $200 million in incremental revenue in 2002. United Defense is retaining the management and employees of United States Marine Repair.

United States Marine Repair serves the U.S. Navy, its primary customer, and other defense and commercial customers at ship repair operations in Norfolk, Va.; San Diego, San Francisco and San Pedro, Calif.; Pearl Harbor, Hawaii; and Ingleside, Texas. In the 12-month period ended March 31, 2002, United States Marine Repair reported revenue of $431.7 million, net income of $12.3 million and adjusted EBITDA of $47.8 million.

United Defense acquired United States Marine Repair from affiliates of The Carlyle Group. The Carlyle Group holds approximately 49 percent of the fully-diluted shares outstanding of United Defense, which became a public company in December 2001. Rabaut emphasized that United Defense took steps to ensure an objective review of the acquisition. Carlyle executives who serve on United Defense's Board of Directors were excluded from the company process of negotiating and authorizing the transaction. Merrill Lynch also provided a fairness opinion to United Defense's Board of Directors.

United Defense is a leader in the design, development and production of combat vehicles, artillery, naval guns, missile launchers and precision munitions used by the U.S. Department of Defense and allies worldwide and as a result of this acquisition also becomes America's largest non-nuclear ship repair, modernization, overhaul and conversion company. To learn more about United Defense, visit www.uniteddefense.com.


FORWARD-LOOKING STATEMENTS
Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to United Defense Industries, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Please refer to the Company's registration statement dated December 13, 2001 on Form S-1 and in our other reports filed from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with our business.